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                                                                     EXHIBIT 3.3
                                                     Draft of September 28, 1994


                           CERTIFICATE OF DESIGNATION

                                       OF

                               BEST BUY CO., INC.

                 Series A Cumulative Convertible Preferred Stock



            WE, THE UNDERSIGNED, ________________ and ____________ being, respectively, the __________ and the __________ of Best Buy Co., Inc., a corporation organized under the laws of the State of Minnesota (the "Corporation"), do hereby certify that pursuant to Section 302A.401 of the Minnesota Statutes, resolutions as hereinafter set forth were adopted on ________ __, 1994 by the affirmative vote of a majority of the Board of Directors, such resolutions stating the number, designation, relative rights, preferences and limitations of a series of Preferred Stock, as fixed by the Board of Directors of the Corporation:

            RESOLVED, that there is hereby established a series of preferred stock of the Corporation with relative rights and preferences as follows:

     SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

            SECTION 1. DESIGNATION AND AMOUNT; SPECIAL PURPOSE; RESTRICTION ON SENIOR SERIES.

            (A) The shares of this series of Preferred Stock shall be designated as "Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be _____, par value $1.00 per share.

            (B) Shares of Series A Preferred Stock shall be issued only upon exchange of ___% convertible subordinated debentures of the Corporation due 2024 (the "Subordinated Debentures") immediately following the exchange of all outstanding preferred securities, liquidation preference $50 per security (the "Best Buy Capital Preferred Securities"), of Best Buy Capital, L.P., a Delaware limited partnership ("Best Buy Capital"), for such Subordinated Debentures theretofore held by Best Buy Capital. The exchanges described in the preceding sentence shall have taken place only pursuant to a valid exchange election (the "Exchange Election") by the holders of a majority of the aggregate

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liquidation preference of the Best Buy Capital Preferred Securities then outstanding effected in the manner prescribed in the Amended and Restated Agreement of Limited Partnership of Best Buy Capital, dated ________ __, 1994. Upon issuance, the Series A Preferred Stock shall be deposited by the Corporation with the Depositary (as defined in the Deposit Agreement, dated ________ __, 1994, among the Corporation and _____, as Depositary (the "Deposit Agreement")) against the issuance of Depositary Receipts (as defined in the Deposit Agreement) evidencing depositary shares, each representing a one one-hundredth (1/100th) interest in a share of Series A Preferred Stock (the "Depositary Shares").

            (C) So long as any Best Buy Capital Preferred Securities are outstanding, the Corporation shall not authorize or issue any other class or series of capital stock ranking senior as to the payment of dividends or amounts upon liquidation, dissolution or winding-up to the Series A Preferred Stock without the approval of the holders of not less than 66-2/3% of the aggregate liquidation preference of the Best Buy Capital Preferred Securities then outstanding.

            SECTION 2.  DIVIDENDS AND DISTRIBUTIONS.

            (A)(1) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends in an amount per share per annum equal to $______ (equivalent to a rate per annum of ____% of the stated liquidation preference of $5,000 per share of Series A Preferred Stock), calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and for any period shorter than a full monthly dividend period, dividends will be computed on the basis of the actual number of days elapsed in such period, and payable in United States dollars monthly in arrears on the last day of each calendar month of each year.

            (2) Dividends, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, must be paid on the last day of each month. Such dividends will accrue and be cumulative whether or not they have been earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends. Dividends on the Series A Preferred Stock shall be cumulative from the date of the Exchange Election. Accrued but unpaid interest on the Subordinated Debentures, if any, on the date of the issuance of the Series A Preferred Stock and the Depositary Shares in


                                      -2-
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exchange for such Subordinated Debentures shall constitute, and be treated as, accumulated and unpaid dividends on the Series A Preferred Stock; PROVIDED, HOWEVER, that the amount which shall constitute such accumulated and unpaid dividends on the Best Buy Series A Preferred Stock shall be neither less than nor greater than the amount of accumulated and unpaid dividends (including Additional Dividends), if any, on the Best Buy Capital Preferred Securities on the date of such Exchange Election. The record date for each dividend payment date shall be the Business Day (as defined below) immediately preceding such dividend payment date. In the event that any date on which dividends are payable on the Series A Preferred Stock is not a day other than a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed (a "Business Day"), then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

            (B) In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, then the Corporation shall not, and shall not permit any majority-owned subsidiary to declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any Pari Passu Stock or Junior Stock (other than as a result of a reclassification of Pari Passu Stock or Junior Stock or the exchange or conversion of one class or series of Pari Passu Stock or Junior Stock for another class or series of Pari Passu Stock or Junior Stock, respectively), or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividends or guarantee payments to Best Buy).

            "Pari Passu Stock" means any preference stock or preferred stock of the Corporation, or any guarantee now or hereafter entered into by the Corporation in respect of any preferred or preference stock of any affiliate of the Corporation, ranking, in such case, as to the payment of dividends and amounts upon liquidation, dissolution and winding-up on a parity with the Series A Preferred Stock. "Junior Stock" means Common Stock and any other class or series of capital stock of the Corporation or any of its affiliates which by its express terms ranks junior in the payment of dividends or amounts upon liquidation, dissolution or winding-up to the Series A Preferred Stock.


                                      -3-
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            SECTION 3.  VOTING RIGHTS.

            (A) In the event that full cumulative dividends on the Series A Preferred Stock have not been paid for 18 monthly dividend periods, the number of directors of the Corporation constituting the entire Board of Directors shall be increased by two persons and the holders of the Series A Preferred Stock shall have the right to elect such persons to fill such positions at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock called as hereinafter provided. Whenever all arrears of dividends on the Series A Preferred Stock then outstanding shall have been paid and dividends thereon for the current monthly period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of the Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock for the election of the two directors to be elected by them as herein provided; such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books and records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the Series A Preferred Stock or the successor of such remaining director.


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

            (B) Except as otherwise required by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action. So long as any shares of Series A Preferred Stock are outstanding, the consent of the holders of not less than 66 2/3% of the outstanding shares of Series A Preferred Stock, given in person or by proxy either at a regular meeting or at a special meeting called for that purpose, at which the holders of Series A Preferred Stock shall vote separately as a series, shall be necessary for effecting, validating or authorizing any one or more of the following:

            (1) The amendment, alteration or repeal of any of the provisions of the Articles of Incorporation, as restated and amended, of the Corporation, or any amendment thereto or any other certificate filed pursuant to law (including any such amendment, alteration or repeal effected by any merger or consolidation to which the Corporation is a party) that would adversely affect any of the rights, powers or preferences of outstanding shares of Series A Preferred Stock; PROVIDED, HOWEVER, that any amendment or amendments to the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the Series A Preferred Stock;

            (2) The creation of any shares of any class or series or any security convertible into shares of any class or series of capital stock ranking prior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation or in the payment of dividends; or

            (3) Any merger or consolidation with or into, or any sale, transfer, exchange or lease of all or substantially all of the assets of the Corporation to, any other corporation, in either case that would adversely affect any of the rights, powers or preferences of outstanding shares of Series A Preferred Stock.

            SECTION 4.  REDEMPTION.

            (A) If at any time following the Conversion Expiration Date (as defined below), less than five percent (5%) of the shares of Series A Preferred Stock issued upon the Exchange Election remain outstanding, such shares of Series A Preferred Stock are redeemable, at the option of the Corporation, in whole but not in part, from time to time, at a redemption price equal to the liquidation preference, plus accumulated and unpaid dividends, whether or not earned or declared, to the date of redemption (the "Redemption Price").

            (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series A Preferred Stock by first-class mail, postage prepaid, mailed not less than thirty, nor more than sixty days prior to the redemption date. Each such notice shall state: (i) the fact that all outstanding shares of Series A Preferred Stock are being redeemed; (ii) the redemption date; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon surrender of the certificates for the shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation on the date fixed for redemption at the Redemption Price.

            SECTION 5.  LIQUIDATION, DISSOLUTION OR WINDING-UP.

            (A) Upon any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Corporation, the holders of Series A Preferred Stock at the time outstanding will be entitled to receive out of the net assets of the Corporation available for payment to stockholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock in respect of distributions upon liquidation, dissolution, winding-up or termination of the Corporation, before any amount shall be paid or distributed with respect to any Junior Stock, liquidating distributions in the amount of $5,000 per share plus an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for distribution. If, upon any liquidation, dissolution, winding up or termination of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any Pari Passu Stock are not paid in full, the holders of the Series A Preferred Stock and such Pari Passu Stock shall share ratably in any distribution of assets based on the proportion of their full respective liquidation preference to the entire amount of the unpaid liquidation preference of the Series A Preferred Stock. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 5(A), the holders of shares of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

            (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 5.

            (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty days prior to any payment date stated therein, to the holders of Series A Preferred Stock, at the address shown on the books of the Corporation or the transfer agent for the Series A Preferred Stock; PROVIDED, HOWEVER, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

            SECTION 6.  CONVERSION RIGHTS OF SERIES A PREFERRED STOCK.

            (A) The shares of Series A Preferred Stock are convertible at any time before the close of business on the Conversion Expiration Date, at the option of the holder thereof, into shares of Common Stock at the initial conversion price, subject to adjustment as provided in Section 7 (as so adjusted, the "Conversion Price"). For this purpose, each share of Series A Preferred Stock shall be taken at $5,000.

            (B) Holders of record of Series A Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares of Series A Preferred Stock on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date but on or prior to such dividend payment date. Except as provided in the immediately preceding sentence, the Corporation will make no payment or allowance for accumulated and unpaid dividends, whether or not in arrears, on converted shares of Series A Preferred Stock.

            (C) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the certificate or certificates for such shares were duly surrendered on conversion, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

            (D) Shares of Series A Preferred Stock that have been called for redemption will not be convertible after the close of business on the second Business Day preceding the date fixed for redemption, unless the Corporation defaults in making payment of the amount payable on redemption.

            (E) Any holder of shares of Series A Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion, on any day that is a Business Day. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder desires the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

            (F) Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof, at the address designated by such holder, a certificate or certificates representing the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Corpora-tion shall issue and deliver to such holder or such holder's designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series A Preferred Stock that shall not have been converted.

            (G) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective upon the surrender by such holder or such holder's designee of the certificate or certificates for the shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the close of business on the effective date of the conversion. No allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such effective date.

            (H) (i) On and after _________ __, 1997, the Corporation shall have the right, at its option, to cause the conversion rights set forth in this Section to expire, but only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price (as defined below) of the Common Stock of the Corporation on each of such 20 Trading Days exceeds 120% of the Conversion Price in effect on such Trading Day;

            (ii) In order to exercise its option to cause the conversion rights of holders of shares of Series A Preferred Stock to expire, the Corporation must issue a press release announcing the Conversion Expiration Date (the "Press Release") prior to the opening of business on the second Trading Day after any period in which the condition in the preceding paragraph has been met. The Press Release shall state that the Corporation has elected to exercise its right to extinguish the conversion rights of holders of shares of Series A Preferred Stock, specify the Conversion Expiration Date and provide the Conversion Price of the Series A Preferred Stock and the Current Market Price of the Best Buy Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Press Release. If the Corporation exercises the option described in this paragraph, the "CONVERSION EXPIRATION DATE" shall be a date selected by the Corporation which shall be not less

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than 30 or more than 60 days after the date on which the Corporation issues the
Press Release; and

            (iii) In addition to the Press Release, notice of the expiration of conversion rights (a "Notice of Conversion Expiration") must be given by the Corporation by first-class mail to each record holder of shares of Series A Preferred Stock not more than four (4) Business Days after the Corporation issues the Press Release. Each such mailed Notice of Conversion Expiration shall state, as appropriate: (1) the Conversion Expiration Date; (2) the Conversion Price of the Series A Preferred Stock and the Current Market Price of the Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Notice of Conversion Expiration; (3) the place or places at which shares of Series A Preferred Stock are to be surrendered prior to the Conversion Expiration Date for certificates representing shares of Common Stock; and/or (4) such other information or instructions as the Corporation deems necessary or advisable to enable a holder of shares of Series A Preferred Stock to exercise its conversion right hereunder. For purposes of the calculation of the Conversion Expiration Date and the dates on which notices are given pursuant to this paragraph (H), a Notice of Conversion Expiration shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each holder of Series A Preferred Stock at the address of the holder appearing in the books and records of the Corporation (whether or not the holder receives the Notice). No defect in the Notice of Conversion Expiration or in the mailing thereof with respect to any shares of Series A Preferred Stock shall affect the validity of such notice with respect to any other share of Series A Preferred Stock. As of the close of business on the Conversion Expiration Date, the Series A Preferred Stock shall be deemed to be non-convertible securities. As used in this Section, "Current Market Price" of publicly traded shares of Common Stock for any day means the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Consolidated Transaction Tape.

            (I) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock

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then outstanding.  All shares of Common Stock delivered upon conversion of the
Series A Preferred Stock shall be duly authorized, valid, issued, fully paid and non-assessable, free and clear of all liens, claims, interests and other encumbrances. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Series A Preferred Stock that are at the time applicable), in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

      SECTION 7.  ADJUSTMENT OF CONVERSION PRICE.

      (A) ADJUSTMENT OF CONVERSION PRICE. The conversion price at which a share of Series A Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

      (i) In case the Corporation shall pay or make a dividend or other distribution on any class or series of Capital Stock of the Corporation exclusively in Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of any class or series of Capital Stock of the Corporation exclusively in Common Stock held in the treasury of the Corporation.

      (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consist-ing exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 7(a)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

      (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (iv) Subject to the last sentence of this subparagraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 7(A), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 7(A)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 7(A). For purposes of this subparagraph
(iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section 7(A)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 7(A) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 7(A).

      (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any regular cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 7(A)), or all of such regular cash dividend if the annualized amount thereof per share of Common Stock does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day (as defined in Section 7(E)) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

      (vi) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 10% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day (as defined in Section 7(E)) next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. Notwithstanding anything contained in this Section 7(A)(vi) to the contrary, no adjustment shall be made to the conversion price in the case of a tender offer that complies with Rule 13e-4(h)(v) under the Exchange Act, or any successor rule thereto.

      (vii)  For the purpose of any computation under subparagraphs (ii), (iv),
(v) and (vi) of this Section 7(A), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 7(E)) for the five consecutive
Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; PROVIDED, HOWEVER, that if another event occurs that would require an adjustment pursuant to subparagraph (i) through (vi), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 7(A), in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date,
(1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

      (viii) The Corporation may make such reductions in the conversion price, in addition to those required by subparagraphs (i), (ii), (iii), (iv), (v) and
(vi) of this Section 7(A), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period, and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series __ Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

      (ix) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      (x)  Whenever the conversion price is adjusted as herein provided:

            (1) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series A Preferred Stock; and

            (2) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Corporation to all record holders of shares of Series A Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

      (B) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property), then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in Section 7(E)), the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock could have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of
Section 7(D), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of
Section 7(D). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions shall similarly apply to successive transactions of the foregoing type.

      (c)  PRIOR NOTICE OF CERTAIN EVENTS.  In case:

            (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings that would not require an adjustment pursuant to 7(A)(iv) or (v) or (2) authorize a tender or exchange offer that would require an adjustment pursuant to 7(A)(vi); or

            (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

            (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

            (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

      (D) ADJUSTMENTS IN CASE OF FUNDAMENTAL CHANGES. Notwithstanding any other provision in this Section 7 to the contrary, if any Fundamental Change (as defined in Section 7(E)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 7(E)), each share of Series A Preferred Stock shall be convertible solely into common stock of the kind and amount received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided in the following clauses (D)(i) and (D)(ii).

For purposes of calculating any adjustment to be made pursuant to this Section 7(D) in the event of a Fundamental Change, immediately after such Fundamental
Change:

      (i) in the case of a Non-Stock Fundamental Change (as defined in Section 7(E)), the conversion price of the Series A Preferred Stock shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 7(E)) or the then applicable Reference Market Price (as defined in Section 7(E)) by a fraction of which the numerator shall be $_____ and the denominator shall be an amount per share of Series A Preferred Stock determined by the Corporation in its sole discretion, after consultation with a nationally recognized investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Series A Preferred Stock had been redeemable during such period; and

      (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Series A Preferred Stock in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 7(E)) and the denominator shall be the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Series A Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a stockholder for one share of Common Stock as a result of such Common Stock Fundamental Change.

      (e) DEFINITIONS. The following definitions shall apply to terms used in this Section 7:

      (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a stockholder for one share of Common Stock and
(ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of
Section 7(A).

      (2) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of such common stock, in each case on the principal national securities exchange on which such common stock is listed, if the common stock is listed on a national securities exchange, or the NASDAQ National Market System of the National Association of Securities Dealers, Inc., or, if the common stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

      (3) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section 7(E)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NASDAQ National Market System of the National Association of Securities Dealers, Inc.; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Series A Preferred Stock continue to exist as outstanding shares of Series A Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Series A Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series A Preferred Stock.

      (4) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

      (5) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

      (6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of
Section 7(a);

      (7) "Reference Market Price" shall initially mean $_____ and in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $_____ to the initial conversion price per share.

      (8) "Trading Day" shall mean a day on which securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

      (f) DIVIDEND OR INTEREST REINVESTMENT PLANS. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Preferred Stock was first designated, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 7. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Series A Preferred Stock.

      (g) DIVIDEND OR INTEREST REINVESTMENT PLANS. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Preferred Stock is first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 7. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of Series A Preferred Stock.

      (h) CERTAIN ADDITIONAL RIGHTS. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 7(A)(iv) or 7(A)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 7(A)(iv)), the holder of each share of Series A Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Series A Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; PROVIDED, HOWEVER, that, at the election of the Corporation
(whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a share of Series A Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Series A Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

            SECTION 8. RANKING; ATTRIBUTABLE CAPITAL AND ADEQUACY OF SURPLUS; RETIREMENT OF SHARES.

            (A) The Series A Preferred Stock shall rank senior to all shares of Junior Stock as to the payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Corporation. The ranking of any subsequent series of Preferred Stock, par value $__ per share, issued by the Corporation as compared to the Series A Preferred Stock as to the payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Corporation shall be as specified in the Certificate of Incorporation, as amended, of the Corporation, the Certificate of Designations pertaining thereto and, if appropriate, shall also be subject to the provisions of paragraph (C) of Section 1 and paragraph (B) of Section 3 hereof.

            (B) The capital of the Corporation allocable to the Series A Preferred Stock for purposes of the Minnesota Business Corporation Act (the "BCA") shall be $___ per share.

            (C) Any shares of Series A Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares, or otherwise so acquired, shall be retired as shares of Series A Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, par value $1.00 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of Preferred Stock as permitted by law.

            SECTION 9.  MISCELLANEOUS.

            (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this paragraph 9A) with postage prepaid addressed: (i) if to the Corporation, to its office at Eden Prairie, Minnesota 55344 (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock, or other agent of the Corporation designated as permitted by this paragraph 9A, or (ii) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Common

Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

            (B) The term "Common Stock" as used herein means the Corporation's Common Stock, par value $0.10 per share, as the same exists at the date of filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation relating to the Series A Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of Section 7(B), shares of Common Stock issuable on conversion of share of Series A Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation at the date of the filing of this instrument with the state of Minnesota or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

            (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involving the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

            (D) In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

            (E) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series __ Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock.

            FOURTH: This amendment to the Amended and Restated Certificate of Incorporation was authorized by resolutions duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on __________________, 1994, and by the Executive Committee of the Board of Directors of the Corporation, acting pursuant to delegated authority, at a meeting thereof duly called and held on __________________, 1994 at which, in each case, a quorum was present and acting throughout.

            IN WITNESS WHEREOF, we have signed this Certificate this ___ day of __________________________, 1994.



                                       -----------------------------
                                       [NAME]
                                       [Title]

[SEAL]



                                       -----------------------------
                                       [NAME]
                                       [Title]

STATE OF ________ )
                    ) ss.:
COUNTY OF _______ )


            _________________ and __________________, being severally duly sworn, say, and each for himself says, that the said __________________ is the ______________ and the said __________________ is the ____________ of Best Buy
Co., Inc., which is a corporation organized under the laws of the State of Minnesota and is the corporation described in the foregoing Certificate; that they have read the said Certificate and know the contents thereof and that the same is true to their own knowledge.



                                       -----------------------------
                                       [NAME]
                                       [Title]



                                       -----------------------------
                                       [NAME]
                                       [Title]



Subscribed and sworn to before
me this ___ day of _____________, 1994



- ------------------------------
Notary Public                                         [NOTARIAL SEAL]